Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Trico Marine Services, Inc.
Rishi Varma, Secretary, VP and General Counsel
(713) 780-9926
TRICO MARINE ANNOUNCES RECORD DATE FOR 2009 ANNUAL MEETING
THE WOODLANDS, Texas, March 13, 2009 — Trico Marine Services, Inc. (Nasdaq: TRMA) (the “Company” or “Trico”) today announced that the Company’s Board of Directors has fixed the close of business on April 17, 2009 as the record date for determination of the stockholders entitled to notice of, and to vote at, the Company’s 2009 Annual Meeting of Stockholders.
Trico expects to deliver proxy materials to all stockholders, including a WHITE proxy card, on or about May 1, 2009.
About Trico Marine Group
The Trico Marine Group is an integrated provider of subsea, trenching and marine support vessels and services. Trico’s towing and supply division provides a broad range of marine support services to the oil and gas industry through use of its diversified fleet of vessels including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment, and support for the construction, installation, repair and maintenance of offshore facilities. Trico’s subsea services and trenching/installation divisions control a well equipped fleet of vessels and operate a fleet of modern ROVs and trenching and other subsea protection equipment. The Trico Marine Group is headquartered in The Woodlands, Texas and has a global presence with operations in the North Sea, West Africa, Mexico, Brazil and Southeast Asia as well as the Gulf of Mexico.
For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Certain statements in this press release that are not historical fact may be “forward looking statements.” Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.
Important Information
Trico Marine Services, Inc. plans to file with the Securities and Exchange Commission (“SEC”) and furnish to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2009 Annual Meeting of Stockholders. The Company advises its stockholders to read the Proxy Statement relating to the 2009 Annual Meeting when it becomes available, because it will contain important information. Stockholders may obtain a free copy of the Proxy Statement and other documents (when available) that Trico files with the SEC at the SEC’s website at www.sec.gov. The Proxy Statement and these other documents may also be obtained for free from Trico Marine by directing a request to Trico Marine Services, Inc., 10001 Woodloch Forest Drive, Suite 610, The Woodlands, Texas 77380, Attn: Corporate Secretary, or calling (713) 780-9926. In addition, copies may be requested by contacting, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.
Certain Information Concerning Participants
Trico Marine Services, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2009 Annual Meeting. Detailed information concerning the names, affiliations and interests of individuals who may be considered participants in the solicitation of the Company’s stockholders under the rules of the SEC is set forth in public filings filed by the Company with the SEC, including its proxy statement relating to its 2008 Annual Meeting of Stockholders, and will be set forth in its proxy statement relating to its 2009 Annual Meeting of Stockholders.
CONTACT
Rishi Varma
Secretary, VP and General Counsel
(713) 780-9926
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